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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-56472, 333-77851, 333-32436) pertaining to the 2000
Supplemental Stock Option Plan, 1999 Stock Incentive Plan, and 1999 Employee Stock Purchase Plan of Portal Software, Inc. of our report dated February 15, 2001, with respect to the consolidated financial statements of Portal Software, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2001.

                                          /s/ Ernst & Young LLP

Palo Alto, California
April 19, 2001